                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20649

                              ------------------

                                  FORM 8-K/A

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 16(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                MARCH 11, 1997

                              ------------------

                                Date of Report
                       (Date of earliest event reported)

                              CASCADE CORPORATION
              --------------------------------------------------
            (Exact name of registrant as specified in its charter)

            OREGON                   2-23666                  93-0136592
       -----------------       ---------------------       -------------------
        (State or other        (Commission File No.)         (IRS Employer
        jurisdiction of                                    Identification No.)
         incorporation)


                                2020 S.W. 4th
                            Portland, Oregon 97201
           --------------------------------------------------------------
            (Address of principal executive offices, including zip code)

                                (503) 227-0024
            ------------------------------------------------------
             (Registrant's telephone number, including area code)

The undersigned registrant hereby amends the following items of its Current Report on Form 8-K dated March 11, 1997, and filed March 26, 1997, as set forth in the pages attached hereto:

Item 7.   Financial Statements and Exhibits

          (a)  Financial Statements of Kenhar Corporation

                  (1)  Auditors' Report

                  (2) Consolidated Balance Sheets as of February 28, 1997 and April 30, 1996.

                  (3) Consolidated Statements of Operations - Ten Months Ended February 28, 1997 and Year Ended April 30, 1996.

                  (4) Consolidated Statements of Shareholders' Equity - Ten Months Ended February 28, 1997 and Year Ended April 30, 1996.

                  (5) Consolidated Statements of Cash Flows - Ten Months Ended February 28, 1997 and Year Ended April 30, 1996.

          (b) Pro Forma Financial Information (unaudited) to reflect the registrant's acquisition of Kenhar Corporation.

                  (1)  Condensed Combined Pro Forma Balance Sheet.

                  (2)  Condensed Combined Pro Forma Statement of Operations.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on it behalf by the undersigned, thereunto duly authorized.

                               Cascade Corporation


                               By: s/g James P. Miller
                                  ------------------------
                                   James P. Miller
                                   Executive Vice President,
                                   Secretary & Treasurer

Kenhar Corporation
Financial Statements
Table of Contents

--------------------------------------------------------------------------------

                                                                         Page

Auditors' Report                                                           1

Auditors' Report to the Director KPMG Peat Marwick Thorne                  2

Financial Statements

       Consolidated Balance Sheets                                         3

       Consolidated Statements of Operations                               4

       Consolidated Statements of Shareholders' Equity                     5

       Consolidated Statements of Cash Flows                               6

       Notes to Consolidated Financial Statements                          7


Cascade Corporation
Pro Forma Financial Statements
Table of Contents

-------------------------------------------------------------------------------

Financial Statements

       Combined Pro Forma Balance Sheet                                    20

       Combined Pro Forma Statement of Operations                          21

       Notes to Pro Forma Financial Statements                             22

                                   AUDITORS' REPORT

To the Director of
Kenhar Corporation


We have audited the consolidated balance sheet of Kenhar Corporation as of February 28, 1997 and the consolidated statements of operations, shareholders' equity and cash flows for the ten month period ended February 28, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these 1997 consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of February 28, 1997 and the results of its operations and cash flows for the ten month period ended February 28, 1997 in accordance with accounting principles generally accepted in the United States.



PRICE WATERHOUSE
Chartered Accountants

Kitchener, Canada
May 14, 1997

                          AUDITORS' REPORT TO THE DIRECTORS

To the Director of
Kenhar Corporation


We have audited the consolidated balance sheet of Kenhar Corporation as of April 30, 1996 and the consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in Canada and in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 1996 and the results of its operations and cash flows for the year then ended in accordance with generally accepted accounting principles in the United States.



KPMG Peat Marwick Thorne
Chartered Accountants

Waterloo, Canada
June 28, 1996

KENHAR CORPORATION

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------



                                                                              FEBRUARY 28,      APRIL 30,
                                                                                  1997           1996
                                                                              ------------   ------------
                                                                                (U.S. DOLLARS IN THOUSANDS)

ASSETS
Current assets:
    Cash                                                                        $   1,247      $   2,399
    Accounts receivable, less allowance for doubtful accounts
      of $100 and $93                                                              13,725         12,853
    Receivable from joint venture                                                     772          1,611
    Inventories, at cost which is lower than market (Note 2)                        8,563          8,112
    Deferred income taxes (Note 3)                                                     68             68
    Prepaid expenses                                                                  303            216
                                                                                ---------      ---------

       Total current assets                                                        24,678         25,259

Property, plant and equipment, at cost less accumulated depreciation (Note 4)      19,194         17,967
Investment in joint venture company, at equity basis of accounting (Note 5)           543            556
Goodwill (Notes 1 and 10)                                                           6,449          5,455
Deferred income taxes (Note 3)                                                        523            842
Other                                                                               1,063            765
                                                                                ---------      ---------

       Total assets                                                             $  52,450      $  50,844
                                                                                ---------      ---------
                                                                                ---------      ---------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Short-term borrowings (Note 6)                                              $   3,611      $   6,970
    Current portion of long-term debt (Note 6)                                        810          1,392
    Accounts payable                                                                6,330          6,364
    Accrued payroll and payroll taxes                                               1,215          1,561
    Income taxes payable                                                            2,304          1,145
    Other accrued expenses                                                          1,318            704
                                                                                ---------      ---------

       Total current liabilities                                                   15,588         18,136

Long-term debt (Note 6)                                                            30,943          7,357
Deferred income taxes (Note 3)                                                        371            580
Other liabilities                                                                   2,566          1,996
                                                                                ---------      ---------

       Total liabilities                                                           49,468         28,069
                                                                                ---------      ---------

Commitments (Note 11)
Shareholders' equity:
    Common shares, no par value, unlimited authorised shares,
      convertible into Class IV shares, 18,855 shares issued (1996 - none)          2,944              -
    Common shares, Class I, II and III (Note 7)                                         -          5,036
    Additional paid-in capital                                                        394            394
    Retained earnings (deficit)                                                      (360)        17,121
    Cumulative foreign currency translation adjustments                                 4            224
                                                                                ---------      ---------

                                                                                    2,982         22,775
                                                                                ---------      ---------

       Total liabilities and shareholders' equity                               $  52,450      $  50,844
                                                                                ---------      ---------
                                                                                ---------      ---------


The accompanying notes are an integral part of these consolidated financial statements.

KENHAR CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------


                                                 TEN MONTHS
                                                   ENDED         YEAR ENDED
                                                FEBRUARY 28,      APRIL 30,
                                                    1997            1996
                                                ------------     -----------
                                                 (U.S. DOLLARS IN THOUSANDS)

Net sales                                        $   65,952     $   80,308
                                                 ----------     ----------

Operating expenses:
    Cost of goods sold                               47,325         58,512
    Depreciation and amortization                     2,838          2,790
    Selling and administrative expenses               8,534          8,996
                                                 ----------     ----------

                                                     58,697         70,298
                                                 ----------     ----------

Operating income                                      7,255         10,010

Interest expense                                      2,422          1,695
Other expense, net                                      269            248
Equity in income of joint venture                       (55)          (194)
                                                 ----------     ----------

Income before income taxes                            4,619          8,261
                                                 ----------     ----------

Income taxes (Note 3)                                 2,063          3,404
                                                 ----------     ----------

Net income                                       $    2,556     $    4,857
                                                 ----------     ----------
                                                 ----------     ----------


The accompanying notes are an integral part of these consolidated financial statements.

KENHAR CORPORATION

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------


                                                     TEN MONTHS
                                                       ENDED         YEAR ENDED
                                                    FEBRUARY 28,      APRIL 30,
                                                        1997            1996
                                                    ------------   ------------
                                                    (U.S. DOLLARS IN THOUSANDS)

Common shares:
    Beginning balance                                $        -     $        -
    Shares issued                                         2,944              -
                                                     ----------     ----------

                                                          2,944              -
                                                     ----------     ----------

Class I, II, and III common shares:
    Beginning balance                                     5,036          5,036
    Refund of capital                                    (2,092)             -
    Shares exchanged                                     (2,944)             -
                                                     ----------     ----------

                                                              -          5,036
                                                     ----------     ----------

Additional paid-in capital                                  394            394
                                                     ----------     ----------

Retained earnings (deficit):
    Retained earnings, beginning balance                 17,121         13,023
    Net income                                            2,556          4,857
    Dividends                                           (20,037)          (759)
                                                     ----------     ----------

    Retained (deficit) earnings, ending balance            (360)        17,121
                                                     ----------     ----------

Cumulative foreign currency translation adjustments:
    Beginning balance                                       224            887
    Adjustments                                            (220)          (663)
                                                     ----------     ----------

                                                              4            224
                                                     ----------     ----------

    Total shareholders' equity                       $    2,982     $   22,775
                                                     ----------     ----------
                                                     ----------     ----------


The accompanying notes are an integral part of these consolidated financial statements.

KENHAR CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------



                                                                TEN MONTHS
                                                                  ENDED         YEAR ENDED
                                                               FEBRUARY 28,     APRIL 30,
                                                                   1997            1996
                                                               ------------    -----------
                                                               (U.S. DOLLARS IN THOUSANDS)
Cash flows from operating activities:
    Net income                                                  $    2,556     $    4,857
    Adjustments to reconcile net income to net cash provided
      by operating activities:
         Depreciation and amortization                               2,838          2,790
         Loss (gain) on disposal of property and equipment             (53)           226
         Deferred income taxes                                        (804)          (297)
         Equity in income of joint venture                             (55)          (194)
    Changes in operating assets and liabilities:
         Accounts receivable                                         1,054            535
         Receivable from joint venture company                         839           (545)
         Inventories                                                   585           (623)
         Income taxes                                                1,159            113
         Prepaid expenses                                              (59)             9
         Other assets                                                   72           (756)
         Accounts payable and accrued expenses                      (1,435)        (1,983)
         Other liabilities                                             168           (176)
                                                                ----------     ----------

         Net cash provided by operating activities                   6,865          3,956
                                                                ----------     ----------

Cash flows from investing activities:
    Acquisition of property, plant and equipment                    (1,509)        (4,223)
    Business acquisitions, net of cash acquired                     (2,803)             -
    Dividends receivable from joint venture                             62              -
    Proceeds from sale of property, plant and equipment                218            441
                                                                ----------     ----------

         Net cash used in investing activities                      (4,032)        (3,782)
                                                                ----------     ----------

Cash flows from financing activities:
    Increases in short-term borrowings                              43,145         13,480
    Repayments of short-term borrowings                            (47,063)        (7,460)
    Proceeds from issuance of long-term debt                        25,791          4,392
    Principal payments on long-term debt                            (3,748)        (8,653)
    Refund of capital                                               (2,092)             -
    Dividends paid                                                 (20,037)          (759)
                                                                ----------     ----------

         Net cash (used) provided by financing activities           (4,004)         1,000
                                                                ----------     ----------

Effect of exchange rate changes                                         19            189
                                                                ----------     ----------

Increase (decrease) in cash                                         (1,152)         1,363
Cash at beginning of year                                            2,399          1,036
                                                                ----------     ----------

Cash at end of year                                              $   1,247      $   2,399
                                                                ----------     ----------
                                                                ----------     ----------

Supplemental disclosure of cash flow information:
    Cash paid during the year for:
         Interest                                                    3,513          1,755
         Income taxes                                                1,918          2,262


The accompanying notes are an integral part of these consolidated financial statements.

KENHAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TEN MONTHS ENDED FEBRUARY 28, 1997 AND YEAR ENDED APRIL 30, 1996
(U.S. DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

1.  SUMMARY OF OPERATIONS AND PRINCIPAL ACCOUNTING POLICIES

    SUMMARY OF OPERATIONS
    Headquartered in Guelph, Ontario, Kenhar Corporation (the Company) manufactures and distributes forks for use on lift trucks and other mobile material handling equipment. The Company has manufacturing facilities in Canada, the United Kingdom, France, Italy, South Korea and the U.S.

    USE OF ESTIMATES
    The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's most significant estimates are included in income taxes (Note 3).

    CONSOLIDATION
    The consolidated financial statements include the accounts of the Company and its greater than 50% owned affiliates, including those of the businesses acquired in the current year (Note 10). Intercompany balances and transactions have been eliminated. Investments in 50% or less owned unconsolidated affiliates are accounted for by the equity method.

    INVENTORIES
    Inventories are valued at the lower of cost (computed on the first-in, first-out method) or market.

    DEPRECIATION AND AMORTIZATION
    Property, plant and equipment are stated at cost. Depreciation is provided on the straight-line basis to estimated salvage values using the following annual rates:

       Land improvements                                                7%
       Buildings                                              2.5% to 5.0%
       Manufacturing machinery and equipment                  10% to 33.3%
       Leasehold improvements                  over the term of the leases

    Goodwill consists of the cost of acquired businesses in excess of the fair value of net identifiable assets acquired. Goodwill is being amortized on a straight-line basis up to a maximum of twenty-five years. Accumulated amortization was $2,678 and $2,305 at February 28, 1997 and April 30, 1996, respectively.

    FOREIGN CURRENCY TRANSLATION
    The Company translated the balance sheets of its foreign subsidiaries using fiscal year-end exchange rates. The statements of operations are translated using the average exchange rates for the fiscal year. The effects of such translations are included in shareholders' equity as "cumulative foreign currency translation adjustments".

KENHAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TEN MONTHS ENDED FEBRUARY 28, 1997 AND YEAR ENDED APRIL 30, 1996
(U.S. DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

1.  SUMMARY OF OPERATIONS AND PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

    INCOME TAXES
    Income taxes are accounted for in accordance with SFAS 109, "Accounting for Income Taxes." Deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

    CONCENTRATION OF CREDIT RISK
    The Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral. The Company maintains allowances for potential losses, and such losses have been within management's expectations. No single customer accounted for more than 10% of the accounts receivable balance as at February 28, 1997 and April 30, 1996.

    FAIR VALUE OF FINANCIAL INSTRUMENTS
    Carrying amounts of certain of the Company's financial instruments including cash, accounts receivable, accounts payable, accrued expenses and other liabilities approximate fair value due to their short maturities. Long-term debt balances, generally at current market interest rates, approximate fair value. Foreign currency activities are not identified as hedges. Forward foreign currency exchange contracts are valued at their settlement rates which reflect their fair value.

    The Company is exposed to credit-related losses in the event of non-performance by counterparties to derivative financial instruments, but does not expect any counterparties to fail to meet their obligations. The Company deals with only highly rated counterparties, normally major financial institutions. The credit risk exposure of derivative financial instruments is represented by the fair value of contracts with a positive fair value at the reporting date. The credit risk amount represents the maximum amount that would be at risk if the counterparties failed completely to perform under the contracts.

    During 1997, the Company entered into an interest rate swap agreement, covering debt with a total amount of $22,000 outstanding, to manage its exposure to interest rate changes. This swap, currently outstanding and expiring May 1999, changes the floating interest rate exposure to a fixed interest rate exposure. Interest rate differentials under the interest rate swap agreement are recognized over the life of the contracts as interest expense. The notional amounts and maturities of interest rate swap agreements match those of the underlying debt. At February 28, 1997, off-balance-sheet exposure under the interest rate swap agreement was not material.

    RECOVERABILITY OF LONG-LIVED ASSETS
    The Company reviews the receivable from and investment in joint venture company and goodwill annually for impairment, or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impaired asset is written down to its estimated fair value based on the best information available; the Company generally measures estimated fair value by discounting estimated future cash flows.

KENHAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TEN MONTHS ENDED FEBRUARY 28, 1997 AND YEAR ENDED APRIL 30, 1996
(U.S. DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

1.  SUMMARY OF OPERATIONS AND PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

    RECOVERABILITY OF LONG-LIVED ASSETS (CONTINUED)

    Considerable management judgement is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. As of February 28, 1997 and April 30, 1996, the Company believes that there are no significantly impaired long-lived assets.

    IMPACT OF RECENT ACCOUNTING PRONOUNCEMENTS
    In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 128 "Earnings per Share" ("SFAS 128") and Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure" ("SFAS 129") which are effective for fiscal years ending after December 15, 1997. The Company believes the implementation of these statements will not have a material effect on its results of operations or financial statement disclosures.


2.  INVENTORIES

                                           FEBRUARY 28,     APRIL 30,
                                               1997            1996
                                           ------------    -----------

       Raw materials                         $   3,281      $   3,559
       Work in process                             897            845
       Finished goods                            4,385          3,708
                                             ---------      ---------

                                             $   8,563      $   8,112
                                             ---------      ---------
                                             ---------      ---------

3.  INCOME TAXES

    Income before taxes was as follows:

                                            TEN MONTHS
                                                ENDED       YEAR ENDED
                                           FEBRUARY 28,     APRIL 30,
                                               1997            1996
                                           ------------    -----------

       Canada                                $   1,778      $   4,919
       Foreign - United States                   2,525          2,667
       Foreign - other                             316            675
                                             ---------      ---------

                                             $   4,619      $   8,261
                                             ---------      ---------
                                             ---------      ---------

KENHAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TEN MONTHS ENDED FEBRUARY 28, 1997 AND YEAR ENDED APRIL 30, 1996
(U.S. DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

3.  INCOME TAXES (CONTINUED)

    Taxes charged (credited) against operations were as follows:
                                                TEN MONTHS
                                                   ENDED        YEAR ENDED
                                                FEBRUARY 28,     APRIL 30,
                                                    1997           1996
                                                ------------   ------------
    Current
      Federal and provincial                      $   1,018      $   1,875
      Foreign - United States                           665          1,120
      Foreign - other                                   478            202
                                                  ---------      ---------

                                                      2,161          3,197
                                                  ---------      ---------

    Deferred
      Federal and provincial                            (36)           201
      Foreign - United States                             -            (44)
      Foreign - other                                   (62)            50
                                                  ---------      ---------

                                                        (98)           207
                                                  ---------      ---------

                                                  $   2,063      $   3,404
                                                  ---------      ---------
                                                  ---------      ---------

    The federal rate reconciles to the effective rate as follows:
                                                 TEN MONTHS
                                                    ENDED        YEAR ENDED
                                                 FEBRUARY 28,     APRIL 30,
                                                     1997            1996
                                                 ------------    ------------
    Federal statutory rate - Canada                     44.3%          44.3%
    Manufacturing and processing rate reduction         (8.7)          (8.7)
    Effect of foreign tax rates                          9.2            0.8
    Non-deductible expenses                              5.4            2.5
    Other                                               (5.5)           2.3
                                                   ---------      ---------
      Effective income tax rate                         44.7%          41.2%
                                                   ---------      ---------
                                                   ---------      ---------

The manufacturing and processing rate reduction is a rate applicable to manufacturing companies operating in Canada.

KENHAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TEN MONTHS ENDED FEBRUARY 28, 1997 AND YEAR ENDED APRIL 30, 1996
(U.S. DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

3.  INCOME TAXES (CONTINUED)

    The deferred tax liabilities (assets) recorded on the consolidated balance sheets are comprised of the following:
                                                   FEBRUARY 28,   APRIL 30,
                                                       1997          1996
                                                   ------------  -----------

       Accruals not deductible until paid             $    (68)   $    (68)
                                                      --------    --------

       Current deferred tax asset                     $    (68)   $    (68)
                                                      --------    --------
                                                      --------    --------

       Depreciation                                   $    371    $    580
                                                      --------    --------

       Deferred tax liabilities                       $    371    $    580
                                                      --------    --------
                                                      --------    --------

       Operating losses carried forward               $   (523)   $   (812)
       Other                                                 -         (30)
                                                      --------    --------

       Long-term deferred tax asset                   $   (523)   $   (842)
                                                      --------    --------
                                                      --------    --------

    The Company and certain subsidiaries have non-expiring income tax losses available to reduce future years' income for tax purposes in the amount of $1,586.

KENHAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TEN MONTHS ENDED FEBRUARY 28, 1997 AND YEAR ENDED APRIL 30, 1996
(U.S. DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

4.  PROPERTY, PLANT AND EQUIPMENT

                                                FEBRUARY 28,      APRIL 30,
                                                    1997           1996
                                                ------------   ------------
       Land                                       $     987      $   1,106
       Buildings and leasehold improvements          11,456          9,732
       Machinery and equipment                       22,502         20,351
                                                  ---------      ---------

                                                     34,945         31,189

       Accumulated depreciation                     (15,751)       (13,222)
                                                  ---------      ---------

                                                  $  19,194      $  17,967
                                                  ---------      ---------
                                                  ---------      ---------

5.  INVESTMENT IN JOINT VENTURE COMPANY

    The Company owns 50% of the shares of the joint venture company, Kenhar Korea Products Company. Information about the assets, liabilities, revenues and expenses of the joint venture is as follows:
                                                     1997            1996
                                                    ---------     ---------
       Current assets                              $  1,802       $  2,268
       Long-term assets                                 186            222

       Current liabilities                              648          1,368
       Long-term liabilities                            254              -

       Sales                                          3,998          4,920
       Expenses, excluding income taxes               3,686          4,470
       Net income                                       222            520

    Subsequent to year-end, the Company acquired an additional 25% of the joint venture company for $391.

KENHAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TEN MONTHS ENDED FEBRUARY 28, 1997 AND YEAR ENDED APRIL 30, 1996
(U.S. DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

6.  SHORT-TERM BORROWINGS AND LONG-TERM DEBT


                                                          FEBRUARY 28,      APRIL 30,
                                                              1997           1996
                                                          -----------     ----------
    Short-Term Borrowings
    Revolving term loan (LIBOR plus 1.75%)                  $   2,870      $   5,515
    Other borrowings                                              741          1,455
                                                            ---------      ---------

                                                            $   3,611      $   6,970
                                                            ---------      ---------
                                                            ---------      ---------
    Long-Term Debt
    Revolving term loan, interest at LIBOR plus 1.75%,
      repayment terms and maturity noted below              $  28,766      $   3,460

    8.25% Mortgage, monthly blended instalments of
      $18, maturing May 1, 1999, secured by
      certain property and plant                                1,247          1,300

    Term loan, interest payable at LIBOR plus 1%,
      to be converted to revolving credit facility
      subsequent to year end (1996 - U.K. ,585)                     -            880

    Term loan, interest payable at LIBOR rate plus 3%,
      quarterly instalments of ,23, maturing
      June 2000 (1997 - U.K., 322; 1996 - U.K., 391)              524            588

    Other loans at various rates and maturity dates             1,216          1,121

    Industrial Development Revenue Bond
      interest of U.S. prime rate plus 2%, monthly
      instalments of $38                                            -          1,400
                                                            ---------      ---------

                                                               31,753          8,749
    Current portion of long-term debt                            (810)        (1,392)
                                                            ---------      ---------

                                                             $ 30,943       $  7,357
                                                            ---------      ---------
                                                            ---------      ---------


    Maturities of long-term debt for the years February 28, 1998 through February 28, 2002 and thereafter, respectively, are: $810, $3,280, $5,036, $4,513, $5,169, and $12,945.

    The Company and its wholly-owned subsidiaries entered into agreements with The Toronto-Dominion Bank which provide for an operating line of credit of up to $11,000 (Cdn $15,000) and a revolving term loan facility of up to $33,000 (Cdn $45,000). The Company has the

KENHAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TEN MONTHS ENDED FEBRUARY 28, 1997 AND YEAR ENDED APRIL 30, 1996
(U.S. DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

6.  SHORT-TERM BORROWINGS AND LONG-TERM DEBT (CONTINUED)

    option of borrowing under these facilities in various currencies. At February 28, 1997 and April 30, 1996, respectively, $8,130 (Cdn $11,074) and $5,485 (Cdn $7,489) of the short-term facility and $4,234 (Cdn $5,650) and $28,660 (Cdn $39,089) of the long-term facility were unused. Amounts borrowed under the long-term facility convert to a five year term loan one year after drawdown. The commitment fees are one quarter of one percent of the unused portion of the long-term facility. The term loans are repayable as follows:

         1st anniversary following conversion         10.0%
         2nd anniversary following conversion         12.5%
         3rd anniversary following conversion         15.0%
         4th anniversary following conversion         17.5%
         5th anniversary following conversion         20.0%     plus a 25.0%
                                                                final payment

    The loans are secured by general security agreements from the Company and each wholly-owned subsidiary and a pledge of shares of one subsidiary company.

    In addition, the Company must meet certain financial covenants relating to the current ratio and interest and debt service coverage ratios. The Company was in compliance with these ratios at February 28, 1997 and April 30, 1996.

    The Company refinanced a portion of its long-term debt under the short-term facility on May 1 and April 28, 1996. As a result of refinancing the existing long-term debt, deferred financing costs of $50 and $74 were expensed in 1997 and 1996. Included in cash at April 30, 1996 was $1,400 designated for the liquidation of the Industrial Development Revenue Bond.

    Average interest rates on short-term borrowings were 6.7% and 7.7% at February 28, 1997 and April 30, 1996, respectively.


7.  CAPITAL STOCK

    The following shares are authorized, of which there are none issued:

         Class IV shares, non-voting, no par value, unlimited authorized Class B, non-participating, voting, no par value, unlimited authorized, retractable at $0.01 per share.

KENHAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TEN MONTHS ENDED FEBRUARY 28, 1997 AND YEAR ENDED APRIL 30, 1996
(U.S. DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

7.  CAPITAL STOCK (CONTINUED)

    The following shares were converted to common shares and the class of shares were cancelled on May 6, 1996:


                                                               FEBRUARY 28,     APRIL 30,
                                                                   1997            1996
                                                                 -----------   -----------
       Class I common shares, no par value, unlimited
         authorized, convertible into either Class III or
         IV shares (1996 - 14,756 shares issued)                  $      -     $   1,314

       Class II common shares, no par value, unlimited
         authorized, convertible into either Class III or
         IV shares (1996 - 955 shares issued)                            -           868

       Class III common shares, no par value, unlimited
         authorized, convertible into Class IV shares
         (1996 - 3,144 shares issued)                                    -         2,854
                                                                  ---------    ---------
                                                                  $      -     $   5,036
                                                                  ---------    ---------
                                                                  ---------    ---------


8.  INFORMATION ABOUT OPERATIONS

    The Company, operating in a single industry segment, designs, manufactures and markets equipment used in materials handling applications. Sales to the single largest customer were 11.6% and 15.0% of consolidated sales during the ten months ended February 28, 1997 and during the year ended April 30, 1996, respectively. Transfers between geographic areas are primarily accounted for at cost plus 10%. Information about the Company's operations in different geographic areas is shown below:


                                                         TEN MONTHS ENDED FEBRUARY 28, 1997
                                          ---------------------------------------------------------------------
                                             NORTH
                                            AMERICA         EUROPE          OTHER      ELIMINATIONS   CONSOLIDATED
                                         ----------      ----------     ----------    ------------   ------------

    Sales to unaffiliated customers       $   42,706     $   19,321     $    3,925     $        -     $   65,952
    Transfers between areas                      529              -              -           (529)             -
                                          ----------     ----------     ----------     ----------     ----------
    Total sales                           $   43,235     $   19,321     $    3,925     $     (529)    $   65,952
                                          ----------     ----------     ----------     ----------     ----------
                                          ----------     ----------     ----------     ----------     ----------
    Operating income                      $    6,088     $      874     $      293     $        -     $    7,255
                                          ----------     ----------     ----------     ----------     ----------
                                          ----------     ----------     ----------     ----------     ----------
    Depreciation and
      amortization expense                $    1,649     $    1,189     $        -     $        -     $    2,838
                                          ----------     ----------     ----------     ----------     ----------
                                          ----------     ----------     ----------     ----------     ----------

    Equity in income of
      joint venture                       $        -     $        -     $       55     $        -     $       55
                                          ----------     ----------     ----------     ----------     ----------
                                          ----------     ----------     ----------     ----------     ----------
    Net income                            $    2,363     $     (100)    $      293     $        -     $    2,556
                                          ----------     ----------     ----------     ----------     ----------
                                          ----------     ----------     ----------     ----------     ----------
    Identifiable assets                   $   25,122     $   26,046     $    1,282     $        -     $   52,450
                                          ----------     ----------     ----------     ----------     ----------
                                          ----------     ----------     ----------     ----------     ----------
    Capital expenditures                  $      551     $      958     $        -     $        -     $    1,509
                                          ----------     ----------     ----------     ----------     ----------
                                          ----------     ----------     ----------     ----------     ----------

KENHAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TEN MONTHS ENDED FEBRUARY 28, 1997 AND YEAR ENDED APRIL 30, 1996
(U.S. DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

8.  INFORMATION ABOUT OPERATIONS (CONTINUED)


                                                                    YEAR ENDED APRIL 30, 1996
                                          ---------------------------------------------------------------------
                                             NORTH
                                            AMERICA         EUROPE          OTHER      ELIMINATIONS   CONSOLIDATED
                                         ----------      ----------     ----------    ------------   ------------

    Sales to unaffiliated customers       $   55,079     $   21,240     $    3,989     $        -     $   80,308
    Transfers between areas                    1,173              1              -         (1,174)             -
                                          ----------     ----------     ----------     ----------     ----------

    Total sales                           $   56,252     $   21,241     $    3,989     $   (1,174)    $   80,308
                                          ----------     ----------     ----------     ----------     ----------
                                          ----------     ----------     ----------     ----------     ----------
    Operating income                      $    9,049     $      662     $      299     $        -     $   10,010
                                          ----------     ----------     ----------     ----------     ----------
                                          ----------     ----------     ----------     ----------     ----------
    Depreciation and
      amortization expense                $    1,700     $    1,090     $        -     $        -     $    2,790
                                          ----------     ----------     ----------     ----------     ----------
                                          ----------     ----------     ----------     ----------     ----------

    Equity in income of
      joint venture                       $        -     $        -     $      194     $        -     $      194
                                          ----------     ----------     ----------     ----------     ----------
                                          ----------     ----------     ----------     ----------     ----------
    Net income                            $    4,629     $      (71)    $      299     $        -     $    4,857
                                          ----------     ----------     ----------     ----------     ----------
                                          ----------     ----------     ----------     ----------     ----------
    Identifiable assets                   $   27,971     $   21,175     $    1,698     $        -     $   50,844
                                          ----------     ----------     ----------     ----------     ----------
                                          ----------     ----------     ----------     ----------     ----------
    Capital expenditures                  $    2,427     $    1,796     $        -     $        -     $    4,223
                                          ----------     ----------     ----------     ----------     ----------
                                          ----------     ----------     ----------     ----------     ----------


9.  RELATED PARTY TRANSACTIONS

    During the year, sales of semi-finished products to the joint venture company, Kenhar Korea Products Company, amounted to $3,498 (1996 - $3,875).


10. ACQUISITIONS

    Effective July 1 and November 1, 1996, the Company acquired 60% of the shares of Nuova SAR s.r.l. and all of the operating assets of Iron Works Inc. Nuova SAR is a manufacturer of material handling equipment, located in Brescia, Italy, and Iron Works is a distributor of material handling equipment in Northeastern USA.

    The acquisitions have been accounted for by the purchase method and these consolidated financial statements include the results of operations of these businesses from the dates of acquisition.

KENHAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TEN MONTHS ENDED FEBRUARY 28, 1997 AND YEAR ENDED APRIL 30, 1996
(U.S. DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

10. ACQUISITIONS (CONTINUED)

    Details of the acquisitions are as follows:

    Net assets acquired at assigned values:

       Current assets (including cash of $50)               $   3,106
       Property, plant and equipment                            1,910
       Other assets                                               470
       Goodwill                                                 1,642
                                                            ---------

                                                                7,128
       Current liabilities (including bank indebtedness
         of $686)                                              (2,683)
       Long-term debt and other liabilities                      (690)
       Minority interest in net assets                           (302)
                                                            ---------

                                                               (3,675)
                                                            ---------

                                                            $   3,453
                                                            ---------
                                                            ---------

       Consideration paid:
       Cash                                                 $   2,853
       Notes payable                                              600
                                                            ---------

                                                            $   3,453
                                                            ---------
                                                            ---------

    Goodwill acquired in connection with the transactions is being amortized on a straight-line basis over 25 and 10 years, respectively.

    Pro forma financial statements disclosing the results of operations as though the companies had combined at the beginning of 1997 and 1996 have not been presented as the acquisitions have not materially impacted the consolidated results.


11. COMMITMENTS

    The Company is committed to payments under operating leases for equipment and buildings and rent through 2002 in the amount of approximately $1,323. Annual payments are: 1998 - $569; 1999 - $312; 2000 - $202; 2001 - $140;
    and 2002 - $100.

KENHAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TEN MONTHS ENDED FEBRUARY 28, 1997 AND YEAR ENDED APRIL 30, 1996
(U.S. DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

12. FOREIGN CURRENCY ACTIVITIES

    The Company enters into forward foreign exchange contracts to manage exposure to currency rate fluctuations related primarily to its future net cash flows of U.S. dollars from operations. The purpose of the Company's foreign exchange activities is to minimize the effect of exchange rate fluctuations on business decisions and the resulting uncertainty on future financial results. At February 28, 1997, the Company was committed to a series of monthly forward exchange contracts in the amount of U.S. $6,500 at an average rate of 1.3450 with maturity dates from March 5, 1997 to August 27, 1997. The premiums paid to acquire these contracts are being amortized on a straight-line basis to the settlement date. At February 28, 1997 and April 30, 1996, respectively, accrued forward foreign exchange gains (losses) were ($91) and $88 and have been included in the accompanying consolidated statement of operations.


13. DEFERRED COMPENSATION

    The Company has deferred contribution plans covering certain employees. Contributions to the plans totalling $310 and $234 in 1996 and 1997, respectively, have been recorded as an expense for the year. The Company also maintains deferred benefit plans covering certain employees, however the plans are not material to the Company's financial statements.


14. SUBSEQUENT EVENT

    On March 11, 1997, the shareholders of the Company sold all their shares of the Company to Cascade Corporation. These financial statements do not reflect the effects of this transaction.

CASCADE CORPORATION

PRO FORMA FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


The unaudited pro forma combined financial statements are provided as required by Regulation S-X of the Securities and Exchange Commission relative to the acquisition of Kenhar Corporation.

On March 11, 1997, Cascade Corporation (the Company) acquired all of the outstanding common stock of Kenhar Corporation (Kenhar). The total acquisition cost was $71.9 million and included 1,100,000 exchangeable preference shares of Cascade Canada stock exchangeable share for share into 1,100,000 shares of Cascade Corporation common stock.


Although reporting is not required due to the size of such acquisitions, the Company has included in the pro forma financial statements, financial information of Industrial Tires Limited (ITL), White Systems Pty., and EML Industry AB (collectively "1996 Acquisitions") and Hyco-Cascade acquired in February 1997. The total acquisition of Hyco-Cascade was $12.2 million and included 225,000 shares of Cascade Corporation common stock. All of the above acquisitions were accounted for as purchases.

The following pro forma condensed combined balance sheet presents the unaudited combined balances of the Company, Kenhar and Hyco-Cascade as if the acquisition occurred as of the balance sheet date.

The following pro forma condensed combined statement of operations for the year ended January 31, 1997 presents the results of operations of the combined entities assuming that all the acquisitions had been completed as of the beginning of the period. The revenues have not been adjusted to consider any benefit that may have occurred from the combination of the operations. Expenses have not been reduced to reflect any operational efficiencies that may result from the combination of the entities.

These pro forma statements include all material adjustments necessary to restate the historical results to accommodate these assumptions. However, the pro forma combined balances are not necessarily indicative of the operating results or financial position which would have resulted had the acquisitions actually occurred on the dates indicated. These pro forma statements should be read in conjunction with the historical financial statements and accompanying notes of Cascade Corporation.

CASCADE CORPORATION
COMBINED PRO FORMA BALANCE SHEET (NOTE 1)
--------------------------------------------------------------------------------

                                           CASCADE
                                         CORPORATION         KENHAR            HYCO
                                         JANUARY 31,      FEBRUARY 28,      JANUARY 31,                              PRO FORMA
                                            1997              1997             1997        ADJUSTMENTS               COMBINED
                                        -------------    -------------    -------------    -----------             -------------
Current assets:
  Cash and cash equivalents             $      15,642    $       1,247    $           1    $      (1,205)(6)       $      15,685
  Accounts receivable                          43,469           13,725            3,061           (1,007)(5)              59,248
  Receivable from joint venture                     -              772                -                -                     772
  Inventories                                  36,002            8,563            4,252              522 (2)              49,339
  Deferred income taxes                         1,496               68                -              148 (2)               1,712
  Prepaid expenses                              2,020              303              111                -                   2,434
                                        -------------    -------------    -------------    -------------           -------------

     Total current assets                      98,629           24,678            7,425           (1,542)                129,190

Property, plant and equipment                  81,393           19,194            1,342            4,832 (2)             106,761
Deferred income taxes                           1,139              523                -                -                   1,662
Investments and other assets                        -            1,606                -                -                   1,606
Goodwill and intangibles                       18,332            6,449              187           73,922 (2)              98,890
                                        -------------    -------------    -------------    -------------           -------------

     Total assets                       $     199,493    $      52,450    $       8,954    $      77,212           $     338,109
                                        -------------    -------------    -------------    -------------           -------------
                                        -------------    -------------    -------------    -------------           -------------

Current liabilities:
  Notes payable to bank                 $      29,846    $       3,611    $           -    $      63,170 (6)       $      96,627
  Current portion of long-term debt             2,264              810                -                -                   3,074
  Accounts payable                             21,373            6,330            4,552                -                  32,255
  Accrued payroll and taxes                     4,222            1,215              329                -                   5,766
  Other accrued expenses                        8,174            3,622              177              561 (2)              12,534
                                        -------------    -------------    -------------    -------------           -------------

     Total current liabilities                 65,879           15,588            5,058           63,731                 150,256

Long-term debt                                 12,810           30,943            2,070           (1,007)(5)              44,816
Deferred income taxes                           5,151              371                -                -                   5,522
Accrued environmental expenditures              8,913                -                -                -                   8,913
Other liabilities                               3,033            2,566                -                -                   5,599
                                        -------------    -------------    -------------    -------------           -------------

     Total liabilities                         95,786           49,468            7,128           62,724                 215,106
                                        -------------    -------------    -------------    -------------           -------------

Mandatorily redeemable convertible
  preferred stock                               4,950                -                -                -                   4,950
                                        -------------    -------------    -------------    -------------           -------------

Shareholders' equity:
  Preferred stock                                   -                -                -           15,640 (4)(6)           15,640
  Common stock                                  6,024            2,944                4           (2,948)(1)               6,024
  Additional paid-in capital                        -              394                -            2,857 (1),(6)           3,251
  Retained earnings                            94,561             (360)           1,799           (1,439)(1)              94,561
  Cumulative translation adjustment            (1,142)               4               23              (27)(1)              (1,142)
  Treasury stock                                 (686)               -                -              405 (6)                (281)
                                        -------------    -------------    -------------    -------------           -------------

     Total shareholders' equity                98,757            2,982            1,826           14,488                 118,053
                                        -------------    -------------    -------------    -------------           -------------

     Total liabilities and
       shareholders' equity             $     199,493    $      52,450    $       8,954    $      77,212           $     338,109
                                        -------------    -------------    -------------    -------------           -------------
                                        -------------    -------------    -------------    -------------           -------------

    The accompanying notes are an integral part of this pro forma statement.

CASCADE CORPORATION
COMBINED PRO FORMA STATEMENT OF OPERATIONS (NOTE 2)
FOR THE YEAR ENDED JANUARY 31, 1997
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
--------------------------------------------------------------------------------

                                 CASCADE                                           1996                               PRO FORMA
                               CORPORATION        KENHAR           HYCO        ACQUISITIONS     ADJUSTMENTS           COMBINED
                              -------------   ------------   --------------   -------------   --------------       -------------
Net sales                     $     218,485   $     80,629   $       22,142   $      40,821   $      (3,809)(e)    $     358,268
                              -------------   ------------   --------------   -------------   --------------       -------------
Operating expenses:
  Cost of goods sold                143,080         57,425           13,419          29,778          (3,809)(e)          239,893
  Depreciation and
    amortization                     10,280          3,252              151           1,267           5,327 (a),(b)       20,277
  Selling and
    administrative                   40,275          9,636            9,247           8,794               -               67,952
                              -------------   ------------   --------------   -------------   --------------       -------------

                                    193,635         70,313           22,817          39,839           1,518              328,122
                              -------------   ------------   --------------   -------------   --------------       -------------

Operating income (loss)              24,850         10,316             (675)            982          (5,327)              30,146

Interest expense                        876          2,864              173             748           5,179 (c)            9,840
Interest income                      (1,076)             -                -               -               -               (1,076)
Equity in income of
  joint venture                           -           (135)               -               -               -                 (135)
Other expenses, net                      65            357             (596)             79               -                  (95)
                              -------------   ------------   --------------   -------------   --------------       -------------

Income (loss) before income
  taxes                              24,985          7,230             (252)            155         (10,506)              21,612
Income taxes                          7,565          3,293                -             192          (3,054)(d)            7,996
                              -------------   ------------   --------------   -------------   --------------       -------------

Net income (loss)             $      17,420   $      3,937   $         (252)  $         (37)  $      (7,452)       $      13,616
                              -------------   ------------   --------------   -------------   --------------       -------------
                              -------------   ------------   --------------   -------------   --------------       -------------

Net income per share          $        1.48                                                                        $        1.01
                              -------------                                                                        -------------
                              -------------                                                                        -------------

Weighted average shares
  outstanding                    11,796,677                                                                           13,422,501(f)
                              -------------                                                                        -------------
                              -------------                                                                        -------------

    The accompanying notes are an integral part of this pro forma statement.

CASCADE CORPORATION

NOTES TO PRO FORMA FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


The pro forma combined balance sheet and statement of operations present the audited balances of Cascade Corporation (the Company) as of and for the year ended January 31, 1997 and the balances of Kenhar Corporation (Kenhar) as of February 28, 1997 and for the twelve month period ended January 31, 1997, the unaudited balances of Industrial Tires Ltd. (ITL), White Systems Pty., and EML Industry AB (collectively known as "1996 Acquisitions") for the period February 1, 1996 to each respective acquisition date, and Hyco-Cascade (Hyco) as of and for the twelve month period ended January 31, 1997. The results of operations for the 1996 Acquisitions for the period from the acquisition date through January 31, 1997 are included in the Company's results of operations
for the year ended January 31, 1997.   The pro forma combined balances are
not necessarily indicative of balances which would have resulted had the acquisitions actually occurred on the dates indicated.

NOTE 1

The combined pro forma balance sheet has been prepared to reflect the acquisition of Kenhar and Hyco by the Company as of January 31, 1997. The aggregate purchase price for the Kenhar acquisition was approximately $71.9 million and includes $55.9 million in borrowings and approximately $15.6 million in exchangeable preference shares of Cascade Canada stock, exchangeable share for share into Cascade Corporation common stock. The aggregate acquisition cost of the Hyco acquisition was approximately $12.2 million which consisted of $1.2 million, $3.6 million and $7.2 million in cash, stock and debt. As part of the Hyco acquisition agreement, if certain of Hyco's sales reach specified targets over each of the next two years additional consideration totalling $1.5 million will be paid. No pro forma balance sheet information is reflected for the 1996 Acquisitions as such balances are included in the Company's January 31, 1997 balance sheet.

The following adjustments are reflected in the combined pro forma balance sheet as of January 31, 1997 (in thousands):

  1) The elimination of the historical shareholders' equity accounts of Kenhar and Hyco.

  2) Net assets acquired of Kenhar and Hyco at estimated fair value at acquisition date and related acquisition expenses.

  3) Recognition of the excess of acquisition costs of $84.1 million over the fair value of net assets acquired (intangibles) of $10.1 million.

  4) The value of Cascade Corporation shares issued relative to the acquisitions.

  5)   Elimination of intercompany accounts between Hyco and the Company.

  6) Cash paid of $1,205,000, borrowings of $63,170,000, issuance of convertible preferred stock of $15,640,000 and issuance of common stock of $3,656,000 necessary to complete the acquisitions.

CASCADE CORPORATION

NOTES TO PRO FORMA FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 2

The following adjustments are reflected in the combined pro forma statement of operations for the year ended January 31, 1997 (in thousands):

  a) Adjustment of $4.5 million for amortization of intangibles on a straight line basis, using a life of approximately 20 years.

  b) Additional annual depreciation of $827,000 resulting from increased basis of property and equipment acquired and based on estimated useful lives from 5 to 30 years.

  c) Annual interest charges on $63.2 million of new acquisition related borrowings and $18.4 million for borrowings relative to ITL at a variable rate of 6.375%.

  d)   Reduction of federal income taxes relating to foregoing adjustments.

  e) Elimination of sales from Kenhar to Cascade, ITL and Hyco, and related cost of goods sold.

  f) The weighted average shares outstanding assumes conversion of the preferred stock and issuance of the common stock on February 1, 1996.

NOTE 3

The Company has used short-term borrowings to fund the acquisitions discussed above but intends to secure long-term financing in 1997.